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                                                                    EXHIBIT 10.3

                            LIFEPOINT HOSPITALS, INC.
                  OUTSIDE DIRECTORS RESTRICTED STOCK AGREEMENT

            THIS AGREEMENT is made and entered into by and between LifePoint Hospitals, Inc. (the "Company") and __________ (the "Participant"), in connection with an award of Restricted Stock under the LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan (the "Plan") that was made on ___________ (the "Date of Grant").

            The Company established the Plan for the purpose of encouraging its outside directors to acquire the common stock of the Company. The Participant is a director of the Company and is not employed by the Company or one of its Subsidiaries. In consideration of the foregoing, and the award of Restricted Stock on the Date of Grant, the parties have entered into this Agreement to govern the terms of the award:

            1. Restricted Stock Award. Subject to the terms and conditions set forth in the Plan and herein, the Company has granted to the Participant an award of Restricted Stock with respect to __________ shares of Common Stock, subject to adjustment as provided in Section 8 of the Plan. If the Participant ceases to be a member of the Board prior to ________________, the shares of Common Stock subject to this Agreement shall be immediately forfeited to the Company, unless Board membership terminates due to the death or Disability of the Participant. The shares covered by this award that have not been forfeited under this Paragraph will immediately be fully vested and no longer subject to forfeiture upon the soonest of the following: (i) the third anniversary of the Grant Date, (ii) the death or Disability of the Participant, or (iii) as provided pursuant to Section 7.1 of the Plan, as amended by the Company effective June 30, 2005.

            2. Transfer of Award. Except for transfers pursuant to a will or the laws of descent and distribution, the Restricted Stock subject to this Agreement is not transferable and the Participant may not make any disposition of the award or the shares of Common Stock described herein, or any interest herein, prior to the date(s) that such shares become vested in accordance with Paragraph
1. As used herein, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after the Participant's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

            3. Status of Participant. Except for the restrictions described in
Section 5A of the Plan or provided for in this Agreement, the Participant shall be deemed a stockholder of the Company with respect to the Common Stock covered by this Agreement and shall be entitled to receive dividends and exercise voting rights with respect thereto. In the event the Company effects a recapitalization, stock split, stock dividend or other event described in
Section 8 of the Plan, the shares of Common Stock received by the Participant with respect to this Restricted Stock award (or any shares of stock issued in substitution thereof) shall be subject to identical restrictions and shall be subject to the terms of this Agreement and the Plan. The Company is not required to issue shares

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of Common Stock under this award until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange or market system on which the Common Stock may then be listed or traded. The Company may delay the delivery of Common Stock that is issued pursuant hereto until the Restricted Stock covered hereby becomes vested or transferable pursuant to the terms hereof.

            4. No Effect on Capital Structure. This award of Restricted Stock shall not affect the right of the Company or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

            5. Committee Authority. The full discretionary authority delegated to the Committee under the terms of the Plan, including Section 3, includes the authority to: (i) determine any question concerning the interpretation of this Agreement, (ii) make any required adjustments to this Restricted Stock award, and (iii) determine if the conditions stated in the Plan and Agreement have occurred with respect hereto. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

            6. Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as the Plan is amended from time to time, including amendments to the Plan adopted on February 23, 2006 to be effective June 30, 2005. A copy of the Plan, and all amendments thereto, has been delivered or made available to the Participant and shall be deemed a part of this Agreement as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The terms "Article" or "Section" generally refer to provisions within the Plan. The term "Paragraph" generally refers to a provision of this Agreement.

            7. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or a delivery service that is approved by the Company. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or Participant may change, by written notice to the other, the address identified in this Paragraph. The Company or Participant may change, by written notice to the other, the address specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

                                 LifePoint Hospitals, Inc.
                                 Attn: John Bumpus
                                 103 Powell Court, Suite 200
                                 Brentwood, TN 37027

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                                 Phone:      (615) 372-8500
                                 Fax:        (615) 372-8581

            Notices to the Participant shall be hand-delivered to the Participant or mailed to the last address shown on the records of the Company.

            8. Information Confidential. As partial consideration for the grant of this award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

            9. Amendment. The Company, acting through the Committee or through the Board, may amend this Agreement at any time for any purpose determined by the Company in its sole discretion that is consistent with the Plan. The Company may not amend this Agreement, however, without the Participant's express agreement to any amendment that would adversely effect the material rights of the Participant.

            10. Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Tennessee, without regard to the principles of conflicts of laws thereof.


            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto, to be effective as of
_________________________.


                                                    LIFEPOINT HOSPITALS, INC.



                                        By:         __________________________

                                        Title:      __________________________



                                                    PARTICIPANT



                                                    __________________________
                                                    [NAME]


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